Exhibit 10.34
NEITHER THIS AGREEMENT NOR THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.
EDDIE BAUER HOLDINGS, INC.
STOCK OPTION AGREEMENT
(Time Vested Inducement Award Issued Outside Plan)
     This Stock Option Agreement (this “Agreement”), is made and entered into as of the date (the “Date of Grant”), by and between Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”), and name (“Grantee”).
R E C I T A L S
     A. WHEREAS, pursuant to the terms of an offer letter dated date, Grantee has accepted an offer to be employed by and render personal services to the Company as its position, commencing date; and
     B. WHEREAS, on date, pursuant to a duly noticed meeting of the Board of Directors of the Company (the “Board”), the Board authorized the grant to Grantee on date of options to purchase shares shares (“Total Option Shares”) of Company common stock (“Common Stock”) at an exercise price equal to price per share (the “Exercise Price Per Share”) the closing price of such Common Stock on date and to become exercisable on a time vested basis; and
     C. WHEREAS, the grant of time vested options are an inducement for Grantee to accept initial employment with the Company and are not granted under the terms of the Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan, as amended or restated from time to time (the “Plan”), but are granted outside the Plan under this individual Stock Option Agreement; and
     D. WHEREAS, the Company desires to grant to Grantee, and Grantee desires to accept, the option to purchase shares of the Company’s Common Stock, on the terms and subject to the conditions set forth herein.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to Grantee an option (this “Option”) to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement. This Option is a nonstatutory option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Exercise Period; Vesting. Unless expired as provided in Section 3 of this Agreement, this Option may be exercised from time to time after the Date of Grant set forth above to the extent the Option has vested in accordance with the vesting schedule set forth below. The Shares issued upon exercise of the Option will be subject to the restrictions on transfer set forth in Section 9 below. Provided Grantee continues to provide continuous services as an employee, director or consultant (“Continuous Service”) to the Company or any affiliate, the Option will become vested as follows:

Percentage of
Vesting Date	Shares Vested
1st Anniversary	25%
2nd Anniversary	50%
3rd Anniversary	75%
4th Anniversary	100%
A vested Option may not be exercised for less than a full share. If application of the vesting percentage causes a fractional Share to otherwise become exercisable, such Share shall be rounded down to the nearest whole Share for each year except for the last year in such vesting period, at the end of which vesting period this Option shall become exercisable for the full remainder of the unexercised Shares subject to the Option. Upon the occurrence of a Change in Control, the Option shall become 100% vested and exercisable on such event. Except as otherwise provided in this Section, if the Grantee ceases Continuous Service for any other reason, the unvested portion of the Option shall be forfeited immediately. For purposes of this Agreement, the term “Change in Control” shall have the same meaning as such term is defined under the terms of the Plan or any successor thereto, including any modification or amendment that may be adopted after the date of this Agreement.
     3. Expiration. The Option shall expire on date (the “Expiration Date”) or earlier as provided in Section 4 below.
     4. Termination of Continuous Service.
          4.1. Forfeiture of Unvested Options. If the Grantee’s Continuous Service is terminated for any reason, the unvested portion of the Option shall terminate immediately and the Grantee may exercise the vested portion as provided in this Section 4. Outstanding Options that are not exercisable at the time the Grantee’s Continuous Service terminates for any reason other than Cause (including upon the Grantee’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. Outstanding Options at the time a Grantee’s Continuous Service terminates for Cause shall be forfeited and expire at the beginning of business on the date of such termination.
          4.2. Termination for Any Reason Except Death, Disability or Cause. Unless otherwise provided in an employment agreement the terms of which have been approved by the Administrator, if Grantee’s Continuous Service is terminated for any reason, except death, Disability or Cause, the Option, to the extent (and only to the extent) that it would have been exercisable by Grantee immediately prior to termination of Continuous Service, may be exercised by Grantee until the earlier of the Expiration Date or, except as set forth below, the date that is three (3) months following the termination of the Grantee’s Continuous Service and the Option shall thereafter terminate and cease to be exercisable.
          4.3. Termination Because of Death or Disability. If Grantee’s Continuous Service is terminated because of death or Disability of Grantee (or Grantee dies within three (3) months of the date of termination when such termination is for any reason other than Grantee’s Disability or for Cause), the Option, to the extent that is exercisable by Grantee on the date of termination, may be exercised by Grantee (or Grantee’s legal representative) no later than twelve (12) months after the date of termination, but in any event no later than the Expiration Date.
          4.4. Termination for Cause. If the Grantee’s Continuous Service is terminated as a result of the Grantee’s termination of Continuous Service for Cause, all outstanding Options granted to such Grantee shall expire as of the commencement of business on the date of such termination of Continuous Service. For purposes of this Agreement, the term “Cause” shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, (c) gross negligence or willful misconduct with respect to the Company or an affiliate or (d) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether Grantee has been discharged for Cause.
          4.5. Extension of Termination Date. If the exercise of the Option following the termination of the Grantee’s Continuous Service (other than upon the Grantee’s death or Disability) would be prohibited at any time solely because the exercise of the Option or issuance of Shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law requirement, then the Option shall terminate on the earlier of (a) the expiration of the Expiration Date or (b) the expiration of a period after termination of the Grantee’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
          4.6. No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any affiliate, or limit in any way the right of the Company or any affiliate to terminate Grantee’s employment or other relationship at any time, with or without Cause.

     5. Manner of Exercise.
          5.1. Stock Option Exercise Agreement. To exercise this Option, Grantee (or in the case of exercise after Grantee’s death or incapacity, Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Administrator from time to time (the “Exercise Agreement”), which shall set forth, inter alia, (a) Grantee’s election to exercise the Option, (b) the number of Shares being purchased, (c) any restrictions imposed on the Shares and (d) any representations warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Grantee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.
          5.2. Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised for fewer than one (1) Share or for a fractional Share. If a fractional Share would otherwise become exercisable, such Share shall be rounded down to the nearest whole Share for each year except for the last year of the applicable vesting period, at the end of which vesting period this Option shall become exercisable for the full remainder of the unexercised Shares subject to the Option.
          5.3. Payment. The entire Exercise Price of this Option to purchase Shares issued under the Plan shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price Per Share for the number of Shares being purchased. Alternatively, in the sole discretion of the Plan Administrator and upon such terms as the Plan Administrator shall approve, the Exercise Price may be paid by:
               (a) paying all or a portion of the aggregate Exercise Price Per Share for the number of Shares being purchased by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock where such shares have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation shares of Common Stock (collectively a “Stock For Stock Exercise”); provided, however, that the shares of Common Stock used in such Stock for Stock Exercise (i) have either (1) been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Grantee in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests. Payment of the Exercise Price by a Grantee who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exercise is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the

Grantee involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Grantee and the material terms of the Options involved in the transaction.
               (b) during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported) and the shares to be acquired under this Agreement are either registered or an exemption from registration that would permit resale is available, (i) by a copy of instructions to a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) directing such broker to sell the Shares for which this Option is exercised, and to remit to the Company the aggregate Exercise Price of such Option or (ii) through a “margin” commitment from Grantee and an NASD Dealer whereby Grantee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company (collectively referred to as a “Cashless Exercise”); provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, a Parent or Subsidiary in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited;
               (c) by any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note. However, if there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited; or
               (d) by any combination of the foregoing that may be acceptable to the Administrator.

          5.4. Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Grantee must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Administrator permits, Grantee also may provide for payment of withholding taxes upon exercise of the Option by one or more of the following means: (a) tendering a cash payment; (b) a broker assisted Cashless Exercise, (c) tendering previously acquired shares of Common Stock with a Fair Market Value equal to or less than the minimum statutory amount of taxes required to be withheld by law, or (d) by requesting that the Company retain Shares from the Shares otherwise issuable to the Grantee as a result of the exercise of this Option, provided that no Shares are withheld with a Fair Market Value exceeding the minimum statutory amount of taxes required to be withheld by law (“Share Withholding”). In such case, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares issuable upon exercise. Payment of the tax withholding by a Grantee who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by a tender of Common Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Grantee involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Grantee and the material terms of the Options involved in the transaction.
          5.5. Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Grantee, Grantee’s authorized assignee, or Grantee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
     6. Compliance with Laws and Regulations. The issuance of Common Stock upon exercise of the Option shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws, other applicable laws and regulations of any stock exchange or interdealer quotation system on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Regardless of whether the shares of Common Stock that may be issued pursuant to this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law. In connection with the grant or vesting of the Option or the issuance of Common Stock on exercise of such Grant, the Grantee will make or enter into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws or with this Agreement.
     7. Nontransferability of Option. Except as provided herein, this Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee or in the event of Grantee’s incapacity, by Grantee’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Grantee. Upon written approval by the Administrator, this Option may be transferred by gift or domestic relations order to a member of the Grantee’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.
     8. Privileges of Stock Ownership. Grantee shall not have any of the rights of a Stockholder with respect to any Shares until the Shares are issued to Grantee.
     9. Restrictions On Transfer.
          9.1. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.
          9.2. Market Stand-Off. If an underwritten public offering by the Company of its equity securities occurs pursuant to an effective registration statement filed under the Securities Act, including a secondary public offering by the Company, the Grantee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.
     10. Administration. The Compensation Committee of the Board or its duly authorized delegate (the “Administrator”) shall have discretionary authority to administer and interpret the terms of this Agreement. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee and all other persons.
     11. Acceptance. Grantee hereby acknowledges receipt of a copy of this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of this Agreement. Grantee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Grantee should consult a tax advisor prior to such exercise or disposition.
     12. Section 409A Limitation. In the event the Administrator determines at any time that this Option has been granted with an exercise price less than Fair Market Value of the Shares subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 of the Plan. The specified exercise date and term shall be the default date and term specified in Section 8 of the Plan. Notwithstanding the foregoing, the Company shall have no liability to Grantee or any other person if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.
     13. No Right to Future Awards. This Option grant is discretionary. This Agreement does not confer on Grantee any right or entitlement to receive another Option grant or any other equity-based award at any time in the future or in respect of any future period.
     14. Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:
          14.1. Agreement to Terms. The Grantee has received a copy of this Agreement and has read and understands the terms of this Agreement, and agrees to be bound by the terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or thereafter if the Common Stock is paid and if the Grantee later disposes of the Common Stock, and that the Grantee should consult a tax advisor prior to such time.
          14.2. Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.
          14.3. Securities Representations. In addition, the Grantee hereby makes the following additional representations:
               (a) The Grantee is acquiring the shares of Common Stock for his own account for investment purposes only and not with a view towards distribution.

               (b) The Grantee understands that the shares of Common Stock to be issued under this Agreement may not be registered under the Securities Act or under any state securities laws and therefore Grantee may not be able to dispose of any of the Common Stock unless and until such shares are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.
               (c) The Grantee understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock so long as the Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.
          14.4. Obligation To Sell. Notwithstanding anything herein to the contrary, if at any time following Grantee’s acquisition of shares of Common Stock hereunder, stockholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the “Control Sellers”) enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each stockholder who is not a Control Seller (a “Non-Control Seller”) to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller. Grantee agrees to honor any obligations Grantee may have as a Non-Control Seller.
     15. Adjustment Upon Changes in Capitalization. If any change is made in the Common Stock subject to the Grant, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the number and class of shares relating to the Restricted Stock Units in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that is intended to provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company. The Administrator’s adjustment shall be effective, final, binding and conclusive for all purposes of this Agreement.
     16. Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used herein shall have the definitions as provided herein. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

     17. Miscellaneous Terms.
          17.1. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company at 10401 NE 8th Street, Bellevue, WA 98004 and to the Grantee at the address appearing in the records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two (2) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile.
          17.2. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
          17.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          17.4. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. It supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.
          17.5. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee.
          17.6. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
          17.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to such state’s conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     18. Amendment. The terms of this Agreement may not be altered or amended in any manner that would impair the rights of the Grantee hereunder except by a written instrument signed by the Company and the Grantee. Notwithstanding the foregoing, if any provision of the Agreement contravenes Section 409A of the Code, the Company may reform the Agreement or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of Section 409A.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has executed this Agreement, on the dates indicated opposite their respective signatures, effective as of the Date of Grant.

EDDIE BAUER HOLDINGS, INC.

Date:	By:

GRANTEE

Date:

name, in his individual capacity

EXHIBIT A
FORM OF STOCK OPTION EXERCISE AGREEMENT

☐ Nonstatutory Stock Option	Grantee:

Date:

STOCK OPTION EXERCISE NOTICE
Eddie Bauer Holdings, Inc.
10401 NE 8th Street
Bellevue, WA 98004
Attention: General Counsel
Ladies and Gentlemen:
     1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the terms of my individual inducement Stock Option Agreement (the “Option Agreement”) as follows:

Date of Option Grant:

Number of Option Shares:

Exercise Price per Share:

     2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Notice and the Option Agreement:

Total Shares Purchased:

Total Exercise Price
(Total Shares X Price per Share)	$

     3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$

Check:	$

Tender of Company Stock:	Contact Administrator

Broker assisted cashless exercise	Contact Administrator

     4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.
     5. Grantee Information.

My address is:

My Social Security Number is:

     6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement set forth therein, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.
     7. Transfer. I understand and acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Shares. I understand that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company. I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.
     I understand that I am purchasing the Shares pursuant to the terms of my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)
[Acknowledgement on next page]

Receipt of the above is hereby acknowledged.
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